Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hana Biosciences, Inc.
South San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-145663, 333-135252, 333-126878 and 333-126877) of Hana Biosciences, Inc. of our report dated March 25, 2010 relating to the financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

By:	/s/ BDO SEIDMAN, LLP
San Francisco, California

March 25, 2010